UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2011

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-3551	25-0464690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Murry S. Gerber Retirement as Full Time Employee

Effective May 10, 2011, Murry S. Gerber, who had served as the Company’s Executive Chairman, retired as a full-time employee of EQT Corporation (the “Company”).  Mr. Gerber will continue to serve as a member of the Company’s Board of Directors.

On May 10, 2011, the Company and Mr. Gerber entered into an Executive Alternative Work Arrangement Employment Agreement (“Agreement”), a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.   Pursuant to its terms, Mr. Gerber will serve as part-time employee of the Company through January 3, 2012, at which time he will cease to be an employee.  Mr. Gerber will be paid a salary of $7,056 per two-week pay period during the term of the Agreement. He will remain subject to non-competition, non-solicitation and confidentiality obligations to the Company through the later of January 3, 2014 and one year after the date Mr. Gerber ceases to serve on the Company’s Board of Directors.  Mr. Gerber will not receive compensation for his service as a member of the Company’s Board of Directors until he ceases to be employed by the Company.

Approval of EQT Corporation 2011 Executive Short-Term Incentive Plan

On May 10, 2011, the shareholders of the Company at the 2011 Annual Meeting of Shareholders (the “Annual Meeting”) approved the EQT Corporation 2011 Executive Short-Term Incentive Plan (the “Executive STIP”), which was adopted by the Compensation Committee of the Company’s Board of Directors on December 1, 2010.  The purposes of the Executive STIP are to maintain a competitive level of total cash compensation and to align the interests of the Company’s executive employees with those of the Company’s shareholders and customers and with the strategic direction of the Company.  Shareholder approval of the Executive STIP permits the continued qualification of the Executive STIP as “performance-based” compensation, which is excepted from the limit on executive officer compensation deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Executive STIP as approved by the shareholders is largely as previously in effect.  Key changes from the prior plan include the following:

•                the list of available performance criteria on which tax-deductible incentive awards may be granted was expanded;

•                certain refinements were made to the procedure for establishing incentive targets;

•                a procedure for measuring the fair market value of shares of the Company’s common stock issued in substitution for a cash payment was added;

•                the description of the tax consequences was updated; and

•                a provision requiring that any incentive award paid shall be subject to the terms and conditions of any compensation recoupment policy adopted from time to time by the Board of Directors or any committee of the Board, to the extent such policy is applicable to annual incentive compensation, was included.

A complete copy of the Executive STIP is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Amendment to Stock Option Terms and Conditions

On May 10, 2011, the Compensation Committee of the Board of Directors approved an amendment to the terms and conditions of all of the Company’s outstanding stock options to provide that upon an optionee’s termination of service from the Company for any reason other than for cause, the optionee’s outstanding options, to the extent vested on the date of such termination of service, shall remain exercisable for the entire remaining original term.  Previously such options would have expired upon the optionee’s termination of service.  The Compensation Committee expects to incorporate these terms and conditions into all future stock option award agreements.

Item 3.03.  Material Modifications to Rights of Security Holders

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Restated Articles of Incorporation

On May 10, 2011, the Company’s Board of Directors amended the Company’s Restated Articles of Incorporation to update the address of the Company’s registered office.   In addition, at the Annual Meeting on the same date, the shareholders of the Company approved amendments to the Company’s Restated Articles of Incorporation to:

•                adopt a majority voting standard for uncontested director elections and eliminate cumulative voting;

•                provide that a person elected by the Board of Directors to fill a vacancy in the Board of Directors will hold office for a term expiring at the next annual meeting of shareholders held immediately following such person being elected to fill the vacancy and that thereafter such person will hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which such person has been elected expires; and

•                eliminate shareholder pre-emptive rights in their entirety.

Each of the amendments (other than the change to the registered office) is more fully described in the Company’s proxy statement dated March 24, 2011.  All amendments were filed with the Department of State of the Commonwealth of Pennsylvania and became effective on May 10, 2011.  A copy of the Restated Articles of Incorporation, as amended May 10, 2011, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amendment to By-Laws

On May 10, 2011, the Board of Directors approved certain amendments to the Company’s By-Laws to conform to the shareholder approved amendments to the Company’s Restated Articles of Incorporation described above.  More specifically, the By-Laws were amended to:

•           adopt a majority voting standard for uncontested director elections, including a resignation policy; and

•           provide that a person elected by the Board of Directors to fill a vacancy in the Board of Directors will hold office for a term expiring at the next annual meeting of shareholders held immediately following such person being elected to fill the vacancy and that thereafter such person will hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which such person has been elected expires.

The Board of Directors also amended the Company’s By-Laws to:

•           provide that the Chairman of the Board of Directors shall preside at annual shareholder meetings;

•           update the advance notice provisions by (i) centralizing all advance notice provisions in one location, (ii) requiring greater disclosure regarding hedging, vote selling and other situations where there is a dislocation of a  person’s economic interest and voting rights, and (iii) clarifying the application of the advance notice provisions to special meetings;

•           eliminate the By-Law requirement that the salaries of all officers of the Company be fixed by the Board of Directors; and

•           make other procedural and administrative changes and clarifications.

The By-Law amendments did not require shareholder approval.  Clean and marked versions of the complete text of the Company’s By-Laws, as amended May 10, 2011, are attached hereto as Exhibits 3.2 and 3.3 and are incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting, the Company’s shareholders considered eight proposals, each of which is described in more detail in the Company’s definitive proxy statement dated March 24, 2011.  The final vote results for each proposal were as follows:

Proposal 1	Shares For	Shares Withheld	Broker Non- Votes
Elected Stephen A. Thorington to the Board of Directors to serve a two-year term expiring in 2013.	116,638,354	1,244,926	16,261,910
Elected the individuals set forth below to the Board of Directors to serve a three-year term expiring in 2014.
David L. Porges	116,450,095	1,433,185	16,261,910
James E. Rohr	107,267,820	10,615,460	16,261,910
David S. Shapira	116,315,157	1,568,123	16,261,910

Proposal 2	Shares For	Shares Against	Shares Abstained
Ratified the appointment of Ernst & Young, LLP as the independent registered public accounting firm for the year ended December 31, 2011.	133,122,867	705,077	317,246

Proposal 3	Shares For	Shares Against	Shares Abstained	Broker Non-Votes
Approved the EQT Corporation 2011 Executive Short-Term Incentive Plan.	113,847,091	3,675,480	360,708	16,261,910

Proposal 4	Shares For	Shares Against	Shares Abstained	Broker Non-Votes
Approved, on an advisory basis, the compensation of the Company’s executive officers for 2010 (“say-on-pay”).	110,331,633	7,047,373	504,273	16,261,910

Proposal 5	1 Year	2 Year	3 Year	Shares Abstained	Broker Non-Votes
Approved, on an advisory basis, the annual inclusion of say-on-pay proposals in the Company’s proxy statement.	102,810,192	1,563,036	13,082,974	427,078	16,261,910

Based on these results, and consistent with the Company’s recommendation, the Compensation Committee of the Board of Directors has determined that the Company will hold an advisory vote on executive compensation every year until the next shareholder advisory vote on the frequency of say-on-pay proposals.

Proposal 6	Shares For	Shares Against	Shares Abstained	Broker Non-Votes
Approved an amendment to the Company’s Restated Articles of Incorporation to adopt a majority voting standard in uncontested director elections.	116,785,993	792,813	304,473	16,261,910

Proposal 7		Shares For	Shares Against	Shares Abstained
Approved an amendment to the Company’s Restated Articles of Incorporation related to vacancies in the Board of Directors.		132,008,433	1,622,727	514,030

Proposal 8	Shares For	Shares Against	Shares Abstained	Broker Non-Votes
Approved an amendment to the Company’s Restated Articles of Incorporation to eliminate shareholder pre-emptive rights in their entirety.	112,116,343	5,184,602	582,333	16,261,910

Item 7.01.  Regulation FD Disclosure.

Effective May 10, 2011, David L. Porges, the Company’s President and Chief Executive Officer, was elected Chairman of the Board of Directors.  Mr. Porges succeeded Mr. Gerber as Chief Executive Officer of the Company on April 21, 2010 and has served on the Board of Directors since May 2002.

Effective the same day, the Company’s Board of Directors elected James E. Rohr as its Lead Independent Director.  In this capacity, Mr. Rohr shall be responsible for:

•                convening, presiding over, and setting agendas for, regularly scheduled and special executive sessions of independent/non-management directors, including calling a meeting of the independent/non-management directors, if requested by any other Director;

•                presiding over any meeting at which the Chairman of the Board is not present;

•                consulting with the Chairman to set the annual calendar of topics to be covered at Board meetings and reviewing meeting agendas;

•                providing input to the Corporate Governance Committee in connection with the evaluation of the Chief Executive Officer’s performance;

•                leading a review of the performance of the Chairman of the Corporate Governance Committee;

•                serving as the designed director to speak with shareholders (when requested); and

•                serving as the Chairman of the Executive Committee of the Board.

On May 10, 2011, the Company issued a press release with respect to certain matters described above, a copy of which is furnished with this Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference. The information in this Item 7.01 of Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01        Financial Statements and Exhibits.

(d)        Exhibits
The following exhibits are filed or furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Description
3.1	EQT Corporation Restated Articles of Incorporation (Amended through May 10, 2011)
3.2	EQT Corporation Amended and Restated By-Laws (Amended through May 10, 2011)
3.3	EQT Corporation Amended and Restated By-Laws (Amended through May 10, 2011)(Marked Version)
10.1	Executive Alternative Work Arrangement Employment Agreement, dated as of May 10, 2011, between the Company and Murry S. Gerber
10.2	EQT Corporation 2011 Executive Short-Term Incentive Plan
99.1	Press release issued by EQT Corporation dated May 10, 2011. (Furnished solely for purposes of Item 7.01 of this Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Dated: May 10, 2011	By:	/s/ Philip P. Conti
		Name:	Philip P. Conti
		Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	EQT Corporation Restated Articles of Incorporation (Amended through May 10, 2011)
3.2	EQT Corporation Amended and Restated By-Laws (Amended through May 10, 2011)
3.3	EQT Corporation Amended and Restated By-Laws (Amended through May 10, 2011)(Marked Version)
10.1	Executive Alternative Work Arrangement Employment Agreement, dated as of May 10, 2011, between the Company and Murry S. Gerber
10.2	EQT Corporation 2011 Executive Short-Term Incentive Plan
99.1	Press release issued by EQT Corporation dated May 10, 2011. (Furnished solely for purposes of Item 7.01 of this Form 8-K).